Exhibit 99.2

1 Midland States Bancorp, Inc. NASDAQ: MSBI First Quarter 2022 Earnings Call

2 Forward - Looking Statements. This presentation may contain forward - looking statements within the meaning of the federal securities laws. Forward - looking statements expressing management’s current expectations, forecasts of future events or long - te rm goals may be based upon beliefs, expectations and assumptions of Midland’s management, and are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” o r o ther similar expressions. All statements in this presentation speak only as of the date they are made, and Midland undertakes no obligation to update any statement. A number of factors, many of which are beyond the ability of Midland to control or predic t, could cause actual results to differ materially from those in its forward - looking statements including the effects of the Corona virus Disease 2019 (“COVID - 19”) pandemic, including its potential effects on the economic environment, our customers and our operations, as well as any changes to federal, state or local government laws, regulations or orders in connection with the pandemic. These risks and uncertainties should be considered in evaluating forward - looking statements, and undue reliance shoul d not be placed on such statements. Additional information concerning Midland and its businesses, including additional factors tha t could materially affect Midland’s financial results, are included in Midland’s filings with the Securities and Exchange Commi ssi on. Use of Non - GAAP Financial Measures. This presentation may contain certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States (“GAAP”). These non - GAAP financial measure s include “Adjusted Earnings,” “Adjusted Pre - Tax, Pre - Provision Income,” “Adjusted Diluted Earnings Per Share,” “Adjusted Return o n Average Assets,” “Adjusted Return on Average Shareholders’ Equity,” “Adjusted Return on Average Tangible Common Equity,” “Adjusted Pre - Tax, Provision Return on Average Assets,” “Efficiency Ratio,” “Tangible Common Equity to Tangible Assets,” “Tangib le Book Value Per Share,” and “Return on Average Tangible Common Equity.” The Company believes that these non - GAAP financial measures provide both management and investors a more complete understanding of the Company’s funding profile and profitability. These non - GAAP financial measures are supplemental and are not a substitute for any analysis based on GAAP financ ial measures. Not all companies use the same calculation of these measures; therefore this presentation may not be comparable to other similarly titled measures as presented by other companies. Reconciliations of these non - GAAP measures are provided in the Appendix section of this presentation.

3 Overview of 1Q22 3 Strong Expense Management 1Q22 Earnings • Efficiency Ratio (1) of 55.7% • Adjusted noninterest expense (1) consistent with prior quarter • More productive commercial banking teams driving strong loan growth without materially impacting expense levels Significant Expansion in Net Interest Margin • NIM increased 25 basis points to 3.50% • Strong loan production enabled redeployment of excess liquidity into loan portfolio • Higher interest rates leading to improved loan pricing on new originations • Net income of $20.7 million, or $0.92 diluted EPS • Pre - tax, pre - provision earnings (1) of $32.0 million • ROAA of 1.16%, ROATCE (1) of 17.84%, and Adjusted PTPP ROAA (1) of 1.79% all increased from prior year Notes: (1) Represents a non - GAAP financial measure. See “Non - GAAP Reconciliation” in the appendix. Another Strong Quarter of Loan Production • Total commercial and CRE loan production increased 115% compared to first quarter of 2021 • Total loans increased 24.1% annualized • CRE loans, including multifamily, increased $297 million from the end of the prior quarter

4 Loan Portfolio Total Loans and Average Loan Yield • Total loans increased $315.2 million from prior quarter to $5.54 billion • Growth in CRE loans, equipment finance, conventional commercial loans, and consumer loans offset lower end - of - period balances on commercial FHA warehouse credit lines, residential real estate loans, and lower PPP loans • Equipment finance balances increased $12.3 million, or 1.3% from end of prior quarter • Excluding PPP loans and commercial FHA warehouse credit lines, total loans increased at an annualized rate of 27.8% during 1Q22 • PPP loans were $22.9 million at Mar. 31, 2022, a decrease of $29.6 million from Dec. 31, 2021 Loan Portfolio Mix (in millions, as of quarter - end) (in millions, as of quarter - end) $4,911 $4,836 $4,916 $5,225 $5,540 4.50% 4.43% 4.42% 4.36% 4.40% 1Q 2021 2Q 2021 3Q 2021 4Q 2021 1Q 2022 Total Loans Average Loan Yield 1Q 2022 4Q 2021 1Q 2021 Commercial loans and leases $ 1,867 $ 1,873 $ 1,977 Commercial real estate 2,114 1,817 1,494 Construction and land development 189 194 192 Residential real estate 329 338 399 Consumer 1,041 1,003 849 Total Loans $5,540 $5,225 $4,911 Total Loans ex. Commercial FHA Lines and PPP $5,433 $5,080 $4,494

5 Total Deposits Total Deposits and Cost of Deposits • Total deposits decreased $53.1 million from prior quarter to $6.06 billion • Decrease in deposits primarily attributable to fluctuations in end - of - period balances of commercial FHA servicing deposits • Decrease in noninterest - bearing deposits partially offset by increases in lower - cost interest - bearing deposits • Strong business development momentum in St. Louis resulted in $120 million increase in commercial deposit balances in that market during 1Q22 Deposit Mix (in millions, as of quarter - end) (in millions, as of quarter - end) $5,341 $5,196 $5,601 $6,111 $6,057 0.25% 0.23% 0.19% 0.15% 0.15% 1Q 2021 2Q 2021 3Q 2021 4Q 2021 1Q 2022 Total Deposits Cost of Deposits 1Q 2022 4Q 2021 1Q 2021 Noninterest - bearing demand $ 1,965 $ 2,246 $ 1,522 Interest - bearing: Checking 1,779 1,663 1,601 Money market 964 869 819 Savings 711 679 653 Time 619 631 719 Brokered time 19 23 25 Total Deposits $6,057 $6,111 $5,341

6 • Net interest income increased 4.7% from the prior quarter due primarily to higher average loan balances and an increase in net interest margin • Net interest margin, excluding accretion income, increased 26 bps from prior quarter due primarily to the redeployment of excess liquidity into the loan portfolio • Cash and cash equivalents declined by $348.1 million from end of prior quarter • Average rate on new and renewed loan originations increased 17 bps to 4.10% in March 2022 from 3.93% in December 2021 » Midland Equipment Finance yields increased 76 bps, while other commercial loan yields increased 7 bps Net Interest Income/Margin Net Interest Margin Net Interest Income (in millions) $1.2 $1.3 $1.0 $0.8 $0.6 $51.9 $50.1 $51.4 $54.3 $56.8 1Q 2021 2Q 2021 3Q 2021 4Q 2021 1Q 2022 NII Accretion Income 0.08% 0.09% 0.07% 0.04% 0.03% 3.45% 3.29% 3.34% 3.25% 3.50% 1Q 2021 2Q 2021 3Q 2021 4Q 2021 1Q 2022 NIM Accretion Income

7 • During 1Q22, assets under administration decreased $173.3 million, primarily due to market performance • Wealth Management revenue was consistent with prior quarter, as seasonal tax preparation fees offset the decrease in AUA Wealth Management Wealth Management Revenue Assets Under Administration (in millions) (in millions ) $3,560 $4,078 $4,058 $4,217 $4,044 1Q 2021 2Q 2021 3Q 2021 4Q 2021 1Q 2022 $5.93 $6.53 $7.18 $7.18 $7.14 1Q 2021 2Q 2021 3Q 2021 4Q 2021 1Q 2022

8 Noninterest Income • Noninterest income decreased 30.7% from prior quarter, which was positively impacted by a number of one - time items • Impairment on commercial MSRs impacted noninterest income by $0.4 million and $2.1 million in 1Q22 and 4Q21, respectively • Excluding the impact of the one - time items and impairment of commercial MSRs, noninterest income was lower than the prior quarter due to slight declines in most areas Noninterest Income (in millions) $14.8 $17.4 $15.3 $22.5 $15.6 1Q 2021 2Q 2021 3Q 2021 4Q 2021 1Q 2022 Wealth Management Interchange Service Charges on Deposits Residential Mortgage All Other

9 Noninterest Expense and Operating Efficiency • Efficiency Ratio (1) was 55.7% in 1Q22 vs. 52.6% in 4Q21 • Adjustments to non - interest expense: • Excluding these adjustments, noninterest expense was consistent with the prior quarter • Operating expense run - rate expected to be $41.0 - $42.0 million in 2022 Noninterest Expense and Efficiency Ratio (1) (Noninterest expense in millions) Notes: (1) Represents a non - GAAP financial measure. See “Non - GAAP Reconciliation” in the appendix. ($ in millions) 1Q22 4Q21 Integration and acquisition related expenses ($0.1) ($0.2) FHLB advance prepayment fee -- ($4.9) $0.2 $7.6 $0.3 $5.0 $0.1 $39.1 $48.9 $41.3 $45.8 $40.9 57.1% 60.2% 58.8% 52.6% 55.7% 50.0% 55.0% 60.0% 65.0% 70.0% $20.0 $25.0 $30.0 $35.0 $40.0 $45.0 $50.0 $55.0 1Q 2021 2Q 2021 3Q 2021 4Q 2021 1Q 2022 Total Noninterest Expense Adjustments to Noninterest Expense Efficiency Ratio

10 Asset Quality NCO / Average Loans • Nonperforming loans increased $10.3 million due to the addition of one commercial real estate loan where no loss is currently expected • Generally positive trends in the loan portfolio with continued upgrades of watch list loans • Net charge - offs of $2.3 million, or 0.17% of average loans • Provision for credit losses on loans of $4.1 million primarily related to the growth in total loans Nonperforming Loans / Total Loans (Total Loans as of quarter - end) 1.08% 1.27% 1.11% 0.81% 0.95% 1Q 2021 2Q 2021 3Q 2021 4Q 2021 1Q 2022 0.14% 0.33% 0.25% 0.37% 0.17% 1Q 2021 2Q 2021 3Q 2021 4Q 2021 1Q 2022

11 Changes in Allowance for Credit Losses ACL 12/31/21 ACL 3/31/22 ($ in thousands) Specific Reserves Portfolio Changes Economic Factors ▪ Changes to specific reserves ▪ New loans ▪ Changes in credit quality including risk ratings ▪ Changes in portfolio mix ▪ Aging of existing portfolio ▪ Other charge - offs and recoveries ▪ Changes to macro - economic variables and forecasts ▪ Changes to other economic qualitative factors

12 ACL by Portfolio Portfolio Total Loans at 3/31/22 ACL % of Total Loans Total Loans at 12/31/21 ACL % of Total Loans Commercial $ 796,498 $ 5,078 0.64% $ 770,670 $ 5,783 0.75% Warehouse Lines 83,999 - 0.00% 91,927 - 0.00% Commercial Other 641,628 7,543 1.18% 679,518 8,592 1.26% Equipment Finance 528,572 7,288 1.38% 521,973 8,262 1.58% Paycheck Protection Program 22,862 34 0.15% 52,477 79 0.15% Lease Financing 429,000 7,264 1.69% 423,280 7,469 1.76% CRE non - owner occupied 1,291,239 18,132 1.40% 1,105,333 14,771 1.34% CRE owner occupied 499,871 5,646 1.13% 469,658 5,941 1.26% Multi - family 252,507 2,163 0.86% 171,875 1,740 1.01% Farmland 70,424 336 0.48% 69,962 541 0.77% Construction and Land Development 188,668 816 0.43% 193,749 972 0.50% Residential RE First Lien 268,787 2,924 1.09% 274,412 2,314 0.84% Other Residential 60,544 364 0.60% 63,738 381 0.60% Consumer 101,692 310 0.30% 106,008 307 0.29% Consumer Other (1) 939,104 2,362 0.25% 896,598 2,251 0.25% Total Loans 5,539,961 52,938 0.96% 5,224,801 51,062 0.98% Loans (excluding GreenSky, PPP and warehouse lines) 4,452,413 50,401 1.13% 4,148,188 48,608 1.17% ($ in thousands) Notes: (1) Primarily consists of loans originated through GreenSky relationship

13 Outlook • Loan pipeline remains very healthy and should support continued strong loan growth • Continued loan growth and asset sensitive balance sheet expected to drive further expansion in net interest margin as interest rates increase • Closing of FNBC branch acquisition in 2Q22 will provide additional low - cost deposits to fund loan growth • Strong expense management should lead to further operating leverage as loan growth and NIM expansion generate higher levels of revenue • Consistent investment in technology platform and development of additional fintech partnerships building the foundation for growth in Banking - as - a - Service over the coming years • Evaluating best options to strengthen capital ratios to support continued strong loan growth, while optimizing capital stack 13

14 APPENDIX

15 Paycheck Protection Program Overview Paycheck Protection Program (as of 3/31/22) Loans Outstanding $22.9 million Total Fees Earned $15.3 million Fees Recognized in 1Q22 $1.1 million Remaining Fees to be Recognized $0.9 million Impact on 1Q22 Financials At or for the Three Months Ended 3/31/22 Metrics Excluding PPP Impact Total Loans $5.54 billion $5.52 billion Average Loans $5.27 billion $5.24 billion Net Interest Income FTE (1) $57.2 million $56.0 million Net Interest Margin (1) 3.50% 3.45% ACL/Total Loans 0.96% 0.96% 1. Loan fees and deferred loan origination costs being amortized over an estimated 24 to 60 month life of PPP loans Paycheck Protection Program Loan Forgiveness As of 12/31/21 As of 3/31/22 Loans Submitted to SBA $342.4 million $362.7 million Loans Forgiven by SBA $333.0 million $357.2 million Percentage of PPP Loans Forgiven 87.5% 93.9%

16 Commercial Loans and Leases by Industry RE / Rental & Leasing 25.0% Assisted Living 13.9% All Others 11.7% Construction - General 7.2% Manufacturing 6.5% Finance and Insurance 6.3% Accommodation & Food Svcs 5.8% Trans. / Ground Passenger 4.8% Ag., Forestry, & Fishing 4.0% General Freight Trucking 3.8% Retail Trade 3.6% Wholesale Trade 3.1% Other Services 2.3% Health Care 2.0% Industries as a percentage of Commercial, CRE and Equipment Finance Loans and Leases with outstanding balances of $4.17 billion as of 3/31/22

17 Commercial Real Estate Portfolio by Collateral Type Skilled Nursing 16.6% Retail 14.9% Multi - Family 12.7% Industrial / Warehouse 8.1% Assisted Living 7.9% Hotel/Motel 7.3% Office 6.4% All Others 5.1% Farmland 3.1% Residential 1 - 4 Family 2.8% C - Store / Gas Station 2.8% Special Purpose 2.8% Medical Building 2.7% Mixed Use / Other 2.5% Developed Land 1.6% Restaurant 1.4% Raw Land 1.3% Collateral type as a percentage of the Commercial Real Estate and Construction Portfolio with outstanding balances of $2.30 billion as of 3/31/22 CRE Concentration (as of 3/31/22) CRE as a % of Total Loans 38.2% CRE as a % of Total Risk - Based Capital (1) 246.8% Notes: (1) Represents non - owner occupied CRE loans only

18 Capital and Liquidity Overview Capital Ratios (as of 3/31/22) Liquidity Sources (as of 3/31/22) 6.43% 7.80% 7.96% 8.82% 11.74% 9.99% 9.03% 9.99% 10.73% 0.00% 5.00% 10.00% 15.00% TCE/TA Tier 1 Common Tier 1 Leverage Tier 1 RBC Total RBC Consolidated Bank Level ($ in millions) Cash and Cash Equivalents $ 332.3 Unpledged Securities 362.0 FHLB Committed Liquidity 1,007.1 FRB Discount Window Availability 64.8 Total Estimated Liquidity $ 1,766.2 Conditional Funding Based on Market Conditions Additional Credit Facility $ 250.0 Brokered CDs (additional capacity) $ 500.0 Other Liquidity Holding Company Cash Position of $41.2 Million Holding Company Line of Credit of $15.0 Million

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited)

Adjusted Earnings Reconciliation

(dollars in thousands, except per share data)	For the Quarter Ended March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Income before income taxes - GAAP	$ 27,389	$ 30,600	$ 25,431	$ 19,041	$ 24,040
Adjustments to noninterest income:					
Gain on sales of investment securities, net	-	-	160	377	-
Gain on termination of hedged interest rate swap	-	1,845	-	-	314
Other income	-	-	-	(27)	75
Total adjustments to noninterest income	-	1,845	160	350	389
Adjustments to noninterest expense:					
Loss on mortgage servicing rights held for sale	-	-	79	143	-
FHLB advances prepayment fees	-	4,859	-	3,669	8
Integration and acquisition expenses	91	171	176	3,771	238
Total adjustments to noninterest expense	91	5,030	255	7,583	246
Adjusted earnings pre tax	27,480	33,785	25,526	26,274	23,897
Adjusted earnings tax	6,665	8,369	5,910	6,519	5,463
Adjusted earnings - non-GAAP	$ 20,815	$ 25,416	$ 19,616	$ 19,755	$ 18,434
Adjusted diluted earnings per common share	$ 0.92	$ 1.12	$ 0.86	$ 0.86	$ 0.81
Adjusted return on average assets	1.16 %	1.39 %	1.15 %	1.17 %	1.11 %
Adjusted return on average shareholders' equity	12.84 %	15.44 %	11.94 %	12.36 %	11.97 %
Adjusted return on average tangible common equity	17.89 %	21.65 %	16.82 %	17.52 %	17.18 %

Adjusted Pre-Tax, Pre-Provision Earnings Reconciliation

(dollars in thousands)	For the Quarter Ended March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Adjusted earnings pre tax - non-GAAP	$ 27,480	$ 33,785	$ 25,526	$ 26,274	$ 23,897
Provision for credit losses	4,167	467	(184)	(455)	3,565
Impairment on commercial mortgage servicing rights	394	2,072	3,037	1,148	1,275
Adjusted pre-tax, pre-provision earnings - non-GAAP	$ 32,041	$ 36,324	$ 28,379	$ 26,967	$ 28,737
Adjusted pre-tax, pre-provision return on average assets	1.79 %	1.98 %	1.67 %	1.60 %	1.73 %

19

Midland
States Bancorp, Inc.

20 (dollars in thousands) Noninterest expense - GAAP $ 40,884 $ 45,757 $ 41,292 $ 48,941 $ 39,079 Loss on mortgage servicing rights held for sale - - (79) (143) - FHLB advances prepayment fees - (4,859) - (3,669) (8) Integration and acquisition expenses (91) (171) (176) (3,771) (238) Adjusted noninterest expense $ 40,793 $ 40,727 $ 41,037 $ 41,358 $ 38,833 Net interest income - GAAP $ 56,827 $ 54,301 $ 51,396 $ 50,110 $ 51,868 Effect of tax-exempt income 369 372 402 383 386 Adjusted net interest income 57,196 54,673 51,798 50,493 52,254 Noninterest income - GAAP 15,613 22,523 15,143 17,417 14,816 Impairment on commercial mortgage servicing rights 394 2,072 3,037 1,148 1,275 Gain on sales of investment securities, net - - (160) (377) - Gain on termination of hedged interest rate swap - (1,845) - - (314) Other - - - 27 (75) Adjusted noninterest income 16,007 22,750 18,020 18,215 15,702 Adjusted total revenue $ 73,203 $ 77,423 $ 69,818 $ 68,708 $ 67,956 Efficiency ratio 55.73% 52.61% 58.78% 60.19% 57.14% 2021 March 31, MIDLAND STATES BANCORP, INC. Efficiency Ratio Reconciliation RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited) (continued) 2021 September 30, For the Quarter Ended June 30, 20212021 December 31, 2022 March 31,

21 (dollars in thousands, except per share data) Shareholders' Equity to Tangible Common Equity Total shareholders' equity—GAAP $ 644,986 $ 663,837 $ 657,844 $ 648,186 $ 635,467 Adjustments: Goodwill (161,904) (161,904) (161,904) (161,904) (161,904) Other intangible assets, net (22,976) (24,374) (26,065) (27,900) (26,867) Tangible common equity $ 460,106 $ 477,558 $ 469,875 $ 458,382 $ 446,696 Total Assets to Tangible Assets: Total assets—GAAP $ 7,338,715 $ 7,443,805 $ 7,093,959 $ 6,630,010 $ 6,884,786 Adjustments: Goodwill (161,904) (161,904) (161,904) (161,904) (161,904) Other intangible assets, net (22,976) (24,374) (26,065) (27,900) (26,867) Tangible assets $ 7,153,835 $ 7,257,527 $ 6,905,990 $ 6,440,206 $ 6,696,015 Common Shares Outstanding 22,044,626 22,050,537 22,193,141 22,380,492 22,351,740 Tangible Common Equity to Tangible Assets 6.43% 6.58% 6.80% 7.12% 6.67% Tangible Book Value Per Share $ 20.87 $ 21.66 $ 21.17 $ 20.48 $ 19.98 (dollars in thousands) Net income available to common shareholders $ 20,749 $ 23,107 $ 19,548 $ 20,124 $ 18,538 Average total shareholders' equity—GAAP $ 657,327 $ 652,892 $ 651,751 $ 641,079 $ 624,661 Adjustments: Goodwill (161,904) (161,904) (161,904) (161,904) (161,904) Other intangible assets, net (23,638) (25,311) (27,132) (26,931) (27,578) Average tangible common equity $ 471,785 $ 465,677 $ 462,715 $ 452,244 $ 435,179 ROATCE 17.84% 19.69% 16.76% 17.85% 17.28% MIDLAND STATES BANCORP, INC. Tangible Common Equity to Tangible Assets Ratio and Tangible Book Value Per Share RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited) (continued) 2021 September 30, As of June 30, 20212021 December 31, 2022 March 31, Return on Average Tangible Common Equity (ROATCE) 2021 March 31, 2021 March 31, 2021 June 30, 2021 September 30, For the Quarter Ended 2021 December 31, 2022 March 31,